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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of THQ Inc. on Form S-8 of our report dated February 24, 1999 appearing in the Annual Report on Form 10-K of THQ Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
Los Angeles, California

May 6, 1999